Exhibit 99.1

ORCHID ISLAND CAPITAL ANNOUNCES

ESTIMATED SECOND QUARTER 2023 RESULTS,

JULY 2023 MONTHLY DIVIDEND AND

JUNE 30, 2023 RMBS PORTFOLIO CHARACTERISTICS

●	July 2023 Monthly Dividend of $0.16 Per Share of Common Stock
●	Estimated Book Value Per Share as of June 30, 2023 of $11.16
●	Estimated GAAP net income of $0.25 per share for the quarter ended June 30, 2023, including an estimated $0.59 per share of net realized and unrealized gains on RMBS and derivative instruments
●	Estimated 0.8% total return on equity for the quarter
●	Estimated book value, net income and total return on equity amounts are preliminary, subject to change, and subject to review by the Company’s independent registered public accounting firm
●	RMBS Portfolio Characteristics as of June 30, 2023
●	Next Dividend Announcement Expected August 16, 2023

Vero Beach, Fla., July 12, 2023 - Orchid Island Capital, Inc. (the “Company”) (NYSE: ORC) announced today that the Board of Directors of the Company declared a monthly cash dividend for the month of July 2023. The dividend of $0.16 per share will be paid August 29, 2023 to holders of record of the Company’s common stock on July 31, 2023, with an ex-dividend date of July 28, 2023. The Company plans on announcing its next common stock dividend on August 16, 2023.

The Company intends to make regular monthly cash distributions to its holders of common stock. In order to qualify as a real estate investment trust (“REIT”), the Company must distribute annually to its stockholders an amount at least equal to 90% of its REIT taxable income, determined without regard to the deduction for dividends paid and excluding any net capital gain. The Company will be subject to income tax on taxable income that is not distributed and to an excise tax to the extent that a certain percentage of its taxable income is not distributed by specified dates. The Company has not established a minimum distribution payment level and is not assured of its ability to make distributions to stockholders in the future.

As of July 12, 2023 and June 30, 2023 the Company had  43,896,709 shares of common stock outstanding. As of March 31, 2023, the Company had 39,085,756 shares of common stock outstanding.

Estimated June 30, 2023 Book Value Per Share

The Company’s estimated book value per share as of June 30, 2023 was $11.16.  The Company computes book value per share by dividing total stockholders' equity by the total number of outstanding shares of common stock. At June 30, 2023, the Company's preliminary estimated total stockholders' equity was approximately $490.1 million with 43,896,709 shares of common stock outstanding. These figures and the resulting estimated book value per share are preliminary, subject to change, and subject to review by the Company’s independent registered public accounting firm.

Estimated Net Income Per Share and Realized and Unrealized Gains and Losses on RMBS and Derivative Instruments

The Company estimates it generated a net income per share of $0.25, which includes $0.59 per share of net realized and unrealized gains on RMBS and derivative instruments for the quarter ended June 30, 2023.  These amounts compare to total dividends declared during the quarter of $0.48 per share.  Net income per common share calculated under generally accepted accounting principles can, and does, differ from our REIT taxable income.  The Company views REIT taxable income as a better indication of income to be paid in the form of a dividend rather than net income. Many components of REIT taxable income can only be estimated at this time and our monthly dividends declared are based on both estimates of REIT taxable income to be earned over the course of the current quarter and calendar year and a longer-term estimate of the REIT taxable income of the Company. These figures are preliminary, subject to change, and subject to review by the Company’s independent registered public accounting firm.

Estimated Total Return on Equity

The Company’s estimated total return on equity for the quarter ended June 30, 2023 was 0.8%. The Company calculates total return on equity as the sum of dividends declared and paid during the quarter plus changes in book value during the quarter, divided by the Company’s stockholders’ equity at the beginning of the quarter.  The total return was $0.09 per share, comprised of dividends per share of $0.48 and a decrease in book value per share of $0.39 from March 31, 2023.

RMBS Portfolio Characteristics

Details of the RMBS portfolio as of June 30, 2023 are presented below. These figures are preliminary and subject to change and, with respect to figures that will appear in the Company's financial statements and associated footnotes as of and for the quarter ended June 30, 2023, are subject to review by the Company's independent registered public accounting firm:

●	RMBS Valuation Characteristics
●	RMBS Assets by Agency
●	Investment Company Act of 1940 (Whole Pool) Test Results
●	Repurchase Agreement Exposure by Counterparty
●	RMBS Risk Measures

About Orchid Island Capital, Inc.

Orchid Island Capital, Inc. is a specialty finance company that invests on a leveraged basis in Agency RMBS. Our investment strategy focuses on, and our portfolio consists of, two categories of Agency RMBS: (i) traditional pass-through Agency RMBS, such as mortgage pass-through certificates and collateralized mortgage obligations issued by Fannie Mae, Freddie Mac or Ginnie Mae, and (ii) structured Agency RMBS. The Company is managed by Bimini Advisors, LLC, a registered investment adviser with the Securities and Exchange Commission.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements include, but are not limited to, statements about the Company’s distributions. These forward-looking statements are based upon Orchid Island Capital, Inc.’s present expectations, but these statements are not guaranteed to occur. Investors should not place undue reliance upon forward-looking statements. For further discussion of the factors that could affect outcomes, please refer to the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

RMBS Valuation Characteristics
($ in thousands)
										Realized
									Realized	Apr 23 -
									Jun-23	Jun-23
					Net			Weighted	CPR	CPR
					Weighted			Average	(1-Month)	(3-Month)	Modeled Interest
	Current	Fair	% of	Current	Average			Maturity	(Reported	(Reported	Rate Sensitivity (1)
Type	Face	Value	Portfolio	Price	Coupon	GWAC	Age	(Months)	in July)	in July)	(-50 BPS)	(+50 BPS)
Fixed Rate RMBS
15yr 4.0	$383	$371	0.01%	$96.93	4.00%	4.54%	62	117	0.9%	0.8%	$6	$(6)
15yr 5.0 TBA	100,000	99,352	2.22%	99.35	5.00%	5.67%	9	169	0.0%	0.0%	1,266	(1,419)
15yr Total	100,383	99,723	2.23%	99.34	5.00%	5.66%	9	169	0.9%	0.8%	1,272	(1,425)
30yr 3.0	2,474,334	2,194,008	49.05%	88.67	3.00%	3.44%	26	330	6.0%	5.0%	70,753	(71,872)
30yr 3.5	203,929	189,423	4.23%	92.89	3.50%	4.03%	40	310	7.0%	8.0%	5,284	(5,332)
30yr 4.0	580,703	546,482	12.22%	94.11	4.00%	4.78%	17	341	5.7%	6.4%	13,595	(14,616)
30yr 4.5	356,032	342,890	7.67%	96.31	4.50%	5.45%	12	347	6.8%	7.2%	6,470	(7,402)
30yr 5.0	573,059	563,183	12.59%	98.28	5.00%	5.93%	10	349	6.0%	4.8%	9,658	(11,258)
30yr 5.5	278,576	279,818	6.26%	100.45	5.50%	6.43%	3	358	0.6%	0.0%	4,049	(4,838)
30yr 6.0	236,617	240,028	5.37%	101.44	6.00%	7.01%	4	354	11.3%	0.0%	2,662	(3,214)
30yr Total	4,703,250	4,355,832	97.37%	92.61	3.80%	4.44%	20	337	6.0%	5.5%	112,471	(118,532)
Total Pass Through RMBS	4,803,633	4,455,555	99.60%	92.75	3.83%	4.47%	20	333	6.0%	5.5%	113,742	(119,957)
Structured RMBS
IO 20yr 4.0	9,678	1,008	0.02%	10.41	4.00%	4.57%	138	95	9.9%	9.8%	6	(6)
IO 30yr 3.0	3,076	417	0.01%	13.55	3.00%	3.64%	101	248	19.2%	7.4%	1	(2)
IO 30yr 4.0	86,365	14,923	0.33%	17.28	4.00%	4.60%	106	245	8.0%	8.4%	(327)	230
IO 30yr 4.5	3,708	689	0.02%	18.58	4.50%	4.99%	156	190	10.8%	8.1%	(6)	3
IO 30yr 5.0	2,020	411	0.01%	20.36	5.00%	5.36%	156	192	1.0%	11.7%	(8)	5
IO Total	104,847	17,448	0.39%	16.64	4.01%	4.60%	112	228	8.4%	8.6%	(335)	230
IIO 30yr 4.0	29,301	321	0.01%	1.09	0.00%	4.40%	69	280	0.4%	1.4%	82	(71)
Total Structured RMBS	134,148	17,769	0.40%	13.25	3.13%	4.55%	103	240	6.7%	7.0%	(253)	159

Total Mortgage Assets	$4,937,781	$4,473,324	100.00%		3.81%	4.47%	22	331	6.1%	5.6%	$113,489	$(119,798)

	Average	Hedge	Modeled Interest
	Notional	Period	Rate Sensitivity (1)
Hedge	Balance	End	(-50 BPS)	(+50 BPS)
5-Year Treasury Future(2)	$(471,500)	Sep-23	$(9,706)	$9,484
10-Year Treasury Future(3)	(285,000)	Sep-23	(9,380)	9,155
10-Year Ultra Treasury Future(4)	(244,200)	Sep-23	(11,679)	11,136
Swaps	(2,151,500)	Jul-29	(53,567)	51,602
TBA	(350,000)	Aug-23	(9,852)	10,195
Swaptions	(533,000)	Aug-24	(4,936)	8,791
Hedge Total	$(4,035,200)		$(99,120)	$100,363
Rate Shock Grand Total			$14,369	$(19,435)

(1)

Modeled results from Citigroup Global Markets Inc. Yield Book. Interest rate shocks assume instantaneous parallel shifts and horizon prices are calculated assuming constant SOFR option-adjusted spreads. These results are for illustrative purposes only and actual results may differ materially.

(2)	Five-year Treasury futures contracts were valued at prices of $107.09 at June 30, 2023. The market value of the short position was $504.9 million.
(3)	Ten-year Treasury futures contracts were valued at prices of $112.27 at June 30, 2023. The market value of the short position was $319.9 million.
(4)	Ten-year Treasury Ultra futures contracts were valued at prices of $118.44 at June 30, 2023. The market value of the short position was $289.2 million.

RMBS Assets by Agency
($ in thousands)
		Percentage
	Fair	of
Asset Category	Value	Portfolio
As of June 30, 2023
Fannie Mae	$2,996,935	67.0%
Freddie Mac	1,476,389	33.0%
Total Mortgage Assets	$4,473,324	100.0%

Investment Company Act of 1940 Whole Pool Test
($ in thousands)
		Percentage
	Fair	of
Asset Category	Value	Portfolio
As of June 30, 2023
Non-Whole Pool Assets	$148,076	3.3%
Whole Pool Assets	4,325,248	96.7%
Total Mortgage Assets	$4,473,324	100.0%

Borrowings By Counterparty
($ in thousands)
			Weighted	Weighted
		% of	Average	Average
	Total	Total	Repo	Maturity	Longest
As of June 30, 2023	Borrowings	Debt	Rate	in Days	Maturity
J.P. Morgan Securities LLC	$337,627	8.0%	5.32%	13	7/24/2023
ASL Capital Markets Inc.	336,720	8.0%	5.27%	41	9/29/2023
Mitsubishi UFJ Securities (USA), Inc	331,790	7.9%	5.26%	19	7/27/2023
Wells Fargo Bank, N.A.	328,470	7.8%	5.28%	15	7/28/2023
RBC Capital Markets, LLC	315,578	7.5%	5.19%	15	7/17/2023
Citigroup Global Markets Inc	308,384	7.3%	5.24%	28	7/31/2023
Mirae Asset Securities (USA) Inc.	301,508	7.2%	5.24%	78	12/22/2023
Daiwa Securities America Inc.	241,338	5.7%	5.22%	17	7/17/2023
Marex Capital Markets Inc.	229,138	5.5%	5.29%	11	7/27/2023
ING Financial Markets LLC	225,570	5.4%	5.24%	27	7/27/2023
ABN AMRO Bank N.V.	218,376	5.2%	5.30%	13	7/13/2023
Cantor Fitzgerald & Co	217,196	5.2%	5.25%	17	7/17/2023
Merrill Lynch, Pierce, Fenner & Smith	186,631	4.4%	5.26%	15	8/25/2023
StoneX Financial Inc.	174,967	4.2%	5.26%	13	7/17/2023
Goldman, Sachs & Co	122,836	2.9%	5.30%	11	7/24/2023
South Street Securities, LLC	117,859	2.8%	5.36%	88	9/29/2023
Banco Santander SA	113,119	2.7%	5.22%	24	7/24/2023
Bank of Montreal	74,325	1.8%	5.25%	17	7/17/2023
Lucid Cash Fund USG LLC	11,208	0.3%	5.30%	20	7/20/2023
Lucid Prime Fund, LLC	9,077	0.2%	5.30%	20	7/20/2023
Total Borrowings	$4,201,717	100.0%	5.26%	25	12/22/2023

Contact:

Orchid Island Capital, Inc.

Robert E. Cauley

3305 Flamingo Drive, Vero Beach, Florida 32963

Telephone: (772) 231-1400